Exhibit 99.1

FOR IMMEDIATE RELEASE

APRIL 2, 2019

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Provides Details for Conference Call on May 1 to Discuss First-Quarter Earnings

Confirms timing for remaining 2019 quarterly earnings calls

DALLAS, April 2 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) will host a conference call on Wednesday, May 1, at 8 a.m. Central time to discuss first-quarter financial and operational results.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10129646. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

EnLink’s first-quarter 2019 operations report and earnings press release will be posted on the Investors page of EnLink’s website at www.EnLink.com after market close on April 30.

Throughout 2019, EnLink intends to provide quarterly financial and operational results, as well as host earnings webcasts and conference calls, according to the following schedule:

•                  Second Quarter of 2019:

•                  Tuesday, August 6: Operations report and earnings press release to be posted on the Investors page of EnLink’s website at www.EnLink.com after market close

•                  Wednesday, August 7: Webcast and conference call to be held at 8 a.m. Central time

•                  Third Quarter of 2019:

•                  Tuesday, November 5: Operations report and earnings press release to be posted on the Investors page of EnLink’s website at www.EnLink.com after market close

•                  Wednesday, November 6: Webcast and conference call to be held at 8 a.m. Central time

All dates and times are subject to change. Any timing updates, along with participation instructions for the webcasts and conference calls, will be provided via press release prior to each quarterly earnings announcement.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drives competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

###